UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 31, 2015
Date of Report (Date of earliest event reported)

ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3738 Oak Lawn Avenue
Dallas, TX 75219
(Address of principal executive offices)

(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

Dropdown of Susser Holdings Corp.

On July 31, 2015, Energy Transfer Partners, L.P. (“ETP,” or the “Partnership”) completed the previously reported dropdown (the “Dropdown Transaction”) of 100% of the capital stock of Susser Holdings Corporation (the “SHC Interest”) to Sunoco LP (“SUN”) pursuant to a Contribution Agreement (the “Contribution Agreement”) between SHC, SUN, Sunoco GP LLC (“Sunoco GP”), Heritage Holdings, Inc. (“HHI”), ETP Holdco Corporation (“ETP Holdco”), and solely with respect to certain provisions, the Partnership. HHI and ETP Holdco are indirect wholly-owned subsidiaries of ETP. Pursuant to the terms of the Contribution Agreement, ETP agreed to guarantee all of the obligations of HHI and ETP Holdco under the Contribution Agreement.
SHC’s operations consist primarily of retail activity through the operation of convenience stores in Texas, New Mexico and Oklahoma, offering merchandise, food service, motor fuel and other services. SHC operates the retail stores under the proprietary Stripes® convenience store brand.
Pursuant to the Contribution Agreement, in exchange for the contribution by HHI and ETP Holdco to SUN of the SHC Interest, SUN paid HHI approximately $970 million in cash and issued to HHI and ETP Holdco an aggregate of 79,308 common units representing limited partner interests in SUN, 10,939,436 subordinated units representing limited partner interests in SUN and 21,978,980 Class B Units representing limited partner interests of SUN (the “SUN Class B Units”) valued at approximately $970 million based on the five-day volume weighted average price of SUN’s common units as of July 14, 2015. The SUN Class B Units will not receive second quarter 2015 cash distributions from SUN and will convert on a one-for-one basis into common units on the day immediately following the record date for SUN’s second quarter 2015 distribution.
In addition, under the Contribution Agreement, (i) SHC exchanged its 79,308 SUN common units for 79,308 SUN Class A Units, (ii) the 10,939,436 SUN subordinated units owned by SHC were converted into 10,939,436 SUN Class A Units, and (iii) SUN contributed, transferred, assigned and conveyed the SHC Interest to Susser Petroleum Property Company LLC (“PropCo”).
The above description of the Contribution Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Contribution Agreement, which was filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed on July 15, 2015.
Sunoco GP, the general partner of SUN, holds a non-economic general partner interest in SUN. Following the Dropdown Transaction, ETP (i) indirectly owns common units, subordinated units and SUN Class B Units representing an approximately 59.2% limited partner interest in SUN, (ii) indirectly owns the general partner interest in SUN through ETP’s ownership of Sunoco GP, and (iii) directly owns 100% of the outstanding incentive distribution rights in SUN.

Item 7.01. Regulation FD Disclosure.

To the extent required, the information included in Item 2.01 of this Form 8-K is incorporated into this Item 7.01 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.
By: Energy Transfer Partners GP, L.P., its general partner

By: Energy Transfer Partners, L.L.C., its general partner

Date: August 4, 2015	/s/ Thomas E. Long Thomas E. Long Chief Financial Officer